UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

STRATA Skin Sciences, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

STRATA SKIN SCIENCES, INC.
5 Walnut Grove Drive, Suite 140
Horsham, Pennsylvania 19044

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on October 29, 2024
Dear Stockholder:
You are cordially invited to attend the 2024 Annual Meeting of Stockholders of STRATA Skin Sciences, Inc., a Delaware corporation (the “Company”). The meeting will be held on Tuesday, October 29, 2024 at 9:00 a.m. local time, at the Company’s offices of 5 Walnut Grove Drive, Suite 140, Horsham, Pennsylvania 19044, for the following purposes, to:
1.	elect five (5) director nominees named in this proxy statement;
2.	ratify the appointment by the Audit Committee of the Board of Directors of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and
3.	conduct any other business properly brought before the meeting.
The record date for the Annual Meeting is September 19, 2024. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. The owners of common stock as of the record date are entitled to vote at the meeting and any adjournments or postponements of the meeting. A list of stockholders of record will be available on request during the 10 days prior to the meeting at the Company’s corporate headquarters.

By Order of the Board of Directors

/s/ Dolev Rafaeli
Dr. Dolev Rafaeli
President and Chief Executive Officer
September 26, 2024

YOUR VOTE IS IMPORTANT
THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE COMPANY, ON BEHALF OF THE BOARD OF DIRECTORS, FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS. THE PROXY STATEMENT AND THE RELATED PROXY FORM ARE BEING DISTRIBUTED ON OR ABOUT SEPTEMBER 26, 2024. YOU CAN VOTE YOUR SHARES USING ONE OF THE FOLLOWING METHODS:
•	COMPLETE AND RETURN A WRITTEN PROXY CARD;
•	BY INTERNET OR TELEPHONE; OR
•	ATTEND OUR 2024 ANNUAL MEETING OF STOCKHOLDERS AND VOTE.
ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE OR VOTE YOUR SHARES BY INTERNET OR TELEPHONE. ANY STOCKHOLDER OF RECORD ATTENDING THE MEETING MAY VOTE AT THE MEETING EVEN IF HE OR SHE HAS RETURNED A PROXY CARD OR VOTED BY INTERNET OR TELEPHONE.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON OCTOBER 26, 2024 — AND THE PROXY STATEMENT ARE AVAILABLE AT http://materials.proxyvote.com/86272A.

i

STRATA SKIN SCIENCES, INC.
5 Walnut Grove Drive, Suite 140
Horsham, Pennsylvania 19044
PROXY STATEMENT FOR THE

2024 ANNUAL MEETING OF STOCKHOLDERS
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Why am I receiving these materials?
We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors of STRATA Skin Sciences, Inc. (“we”, “us”, “our”, or “the Company”) is soliciting your proxy to vote at our 2024 Annual Meeting of Stockholders (the “Annual Meeting”). You are invited to attend the Annual Meeting, and we request that you vote on the proposals described in this Proxy Statement. You do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or you may grant a proxy to vote your shares by means of the telephone or on the Internet.
We intend to mail this Proxy Statement and the accompanying proxy card together with our 2024 Annual Report to Stockholders on or about September 26, 2024 to all stockholders of record on September 19, 2024 (the “record date”) entitled to vote at the Annual Meeting. Each share of common stock outstanding on the record date will be entitled to one vote.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the record date will be entitled to vote at the Annual Meeting. On this record date, there were 4,171,161 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, on the record date, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Throughout this Proxy Statement, we refer to these holders as “stockholders of record.”
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If, on the record date, your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. Since you are not the stockholder of record, however, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid legal proxy from your broker or other agent. Throughout this Proxy Statement, we refer to these holders as “street name stockholders.”
What is the purpose of the Annual Meeting?
Our stockholders are being asked to approve the following proposals at the Annual Meeting:
1.	elect five (5) director nominees named in this proxy statement;
2.	ratify the appointment by the Audit Committee of the Board of Directors of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;
3.	conduct any other business properly brought before the meeting.
How do I vote?
You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters you may vote “For” or “Against” or abstain from voting.

Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the Annual Meeting, or vote by proxy using the enclosed proxy card or via the Internet or telephone (see “Voting Via the Internet or by Telephone” below). If you vote by proxy, your shares will be voted as you specify on the proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy.
•	To vote in person, come to the Annual Meeting, and we will give you a ballot when you arrive at the Annual Meeting and follow the instructions provided.
•
To vote using the enclosed proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Voting Via the Internet or by Telephone
Stockholders may grant a proxy to vote their shares by means of the telephone or via the Internet. The laws of the State of Delaware, under which we are incorporated, specifically permit electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the Inspector of Elections can determine that such proxy was authorized by the stockholder.
The telephone and Internet voting procedures below are designed to authenticate stockholders' identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders' instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.
Stockholders of record may go to www.proxyvote.com to grant a proxy to vote their shares by means of the Internet. They will be required to provide the control number contained on their proxy cards. Any stockholder using a touch-tone telephone may also grant a proxy to vote shares by calling 1-800-690-6903 and following the operator's instructions.
General Information for All Shares Voted Via the Internet or by Telephone
Votes submitted via the Internet or by telephone must be received by 11:59 p.m. EST on October 28, 2024. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a street name stockholder, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card or voting instructions as instructed by your broker, bank or other agent to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid legal proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.
Most street name stockholders receive instructions for granting proxies from their banks, brokers or other agents, rather than the proxy card.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of our common stock you own as of the record date.
What if I return a proxy card but do not make specific choices?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board of Directors on the matters presented in this Proxy Statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a street name stockholder, you will have received these proxy materials from that organization holding your account, and you have the right to instruct your broker, bank, trustee, or nominee how to vote the shares held in your account. If no voting instructions are given, your broker or nominee has discretionary authority to vote your shares on your behalf on routine matters as determined in accordance with NYSE Rule 452 by The New York Stock Exchange, which applies to brokers, banks and other securities intermediates in respect to proxy voting, including with respect to Nasdaq-listed companies, proposals are considered “routine” or “non-routine”. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on “routine” matters. The only routine matter at the Annual Meeting is the ratification of the appointment by the Audit Committee of the Board of Directors of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Your broker, bank or other nominee will not have discretion to vote on any other proposals, which are considered “non-routine” matters, absent direction from you. In the event that your broker, bank or other nominee votes your shares on our sole routine matter, but is not able to vote your shares on the non-routine matters, then those shares will be treated as “broker non-votes” with respect to the non-routine proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your shares are counted on each of the proposals. You may not vote shares held in street name at the Annual Meeting unless you obtain a legal proxy from that organization holding your account.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these mailed and posted proxy materials, we will bear the cost of proxies solicited by the Board of Directors. In addition to the solicitation of proxies by mail, solicitation may be made personally or by telephone or electronic communication by our directors, officers and employees, none of whom will receive additional compensation for these services. We will also reimburse brokers and other nominees for their reasonable out-of-pocket expenses incurred in connection with distributing forms of proxies and proxy materials to the beneficial owners of common stock.
What does it mean if I receive more than one proxy card?
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Yes. You may revoke your proxy at any time before the final vote at the meeting. If you are a stockholder of record, you may revoke your proxy in any one of four ways:
•	you may submit a proxy with a later date that is received by us prior to the Annual Meeting;
•
you may send a written notice, dated later than the proxy, that you are revoking your proxy to our Secretary at 5 Walnut Grove Drive, Suite 140, Horsham, Pennsylvania 19044 that is received by us prior to the Annual Meeting;

•	you may submit a new vote by telephone or via the Internet; or
•	you may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
If you are a street name stockholder, you must follow the instructions provided by your broker or bank.
When are stockholder proposals due for next year's annual meeting?
Under Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our stockholders may present proper proposals for inclusion in our Proxy Statement and for consideration at the next annual meeting of stockholders by submitting their proposals to us in a timely manner. In order to be considered for inclusion in the Proxy Statement distributed to stockholders prior to the annual meeting of stockholders in the year 2025, a stockholder proposal must be received by us no later than May 29, 2025 and must otherwise comply with the requirements of Rule 14a-8.
In order to be considered for presentation at the annual meeting of stockholders in the year 2025, although not included in the Proxy Statement, a stockholder proposal or nomination(s) must comply with the requirements of our

Fourth Amended and Restated Bylaws (the “Bylaws”) and be received by us not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the 2025 Annual Meeting is more than thirty (30) days before or more than sixty (60) days after October 29, 2024, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by us. For the 2025 Annual Meeting of Stockholders, this period will begin on June 30, 2025, and end on July 31, 2025. In the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement (as defined in the Bylaws) by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least 75 days prior to the first anniversary of the preceding year's annual meeting (or, if the annual meeting is held more than 30 days before or 60 days after such anniversary date, at least 75 days prior to such annual meeting), a stockholder's notice required by the Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Company. Stockholder proposals should be delivered in writing to STRATA Skin Sciences, Inc., 5 Walnut Grove Drive, Suite 140, Horsham, Pennsylvania 19044, Attention: Secretary. A copy of our Bylaws may be obtained from us upon written request to the Secretary.
How are votes counted?
Votes will be counted by the Inspector of Elections appointed for the meeting, who will separately tabulate “For”, “Against” and “Withhold” votes, abstentions and broker non-votes.
How many votes are needed to approve each proposal?
•
Proposal No. 1, the election of directors, the five (5) nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Abstentions and broker non-votes will not constitute or be counted as votes cast for purposes of this proposal. Stockholders do not have the right to cumulate their votes for directors.

•
Proposal No. 2, the ratification of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy to be approved. Abstentions will have the same effect as an “Against” vote. Broker non-votes will have no effect on the outcome of the vote.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least one-third of the outstanding shares of common stock entitled to vote are represented by votes at the Annual Meeting or by proxy. On the record date, there were 4,171,161 shares of common stock outstanding and entitled to vote.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting or by telephone or via the Internet. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting or a majority of the votes present at the Annual Meeting may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K filed by us within four business days following the Annual Meeting.
How can I obtain additional copies?
For additional copies of this Proxy Statement and the enclosed proxy card and 2024 Annual Report to Stockholders, you should contact our corporate office at STRATA Skin Sciences, Inc., 5 Walnut Grove Drive, Suite 140, Horsham, Pennsylvania 19044, Attention: Secretary, telephone (215) 619-3200.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table reflects, as of March 31, 2024, the beneficial common stock ownership of: (a) each of our directors, (b) each executive officer, (c) each person known by us to be a beneficial holder of five percent (5%) or more of our common stock, and (d) all of our executive officers and directors as a group. Unless otherwise provided in the accompanying footnotes, the information used in the table below was obtained from the referenced beneficial owner. The information below reflects the outcome of the 1-for-10 reverse stock split undertaken by the Company on June 6, 2024.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned(1)
Uri Geiger(5)	1,211,262	34.55%
Dolev Rafaeli(8)	138,602	3.95%
Robert J. Moccia(2)	0
Wayne Cafran(9)	0	*
Irit Yaniv(9)	0	*
Shmuel Rubinstein(10)	18,326	*
Christopher Lesovitz(3)	213,282	*
Shmuel Gov(4)	46,748	*
All directors and officers as a group (seven persons)	1,628,220	39%

Accelmed Partners LP(5)	1,211,262	34.55%
Nantahala Capital Management, LLC(6)	312,813	8.92%
22NW Fund, LP(7)	536,995	15.32%

*	Less than 1%.
(1)
Beneficial ownership is determined in accordance with the rules of the Commission. Shares of common stock subject to delivery, or subject to options or warrants currently exercisable, or exercisable within 60 days of March 31, 2024 are deemed outstanding for computing the percentage ownership of the stockholder holding the options or warrants, but are not deemed outstanding for computing the percentage ownership of any other stockholder. Unless otherwise indicated in the footnotes to this table, we believe stockholders named in the table have sole voting and sole investment power with respect to the shares set forth opposite such stockholder’s name. Unless otherwise indicated, the listed officers, directors and stockholders can be reached at our principal offices. Percentage of ownership is based on 34,881,502.000 (if the reverse split had been in effect the share outstanding would have been 3,488,150) shares of common stock outstanding as of March 31, 2023.

(2)	Mr. Moccia resigned effective October 30, 2023.
(3)
Christopher Lesovitz became the Company’s CFO on October 15, 2021 and has been awarded 450,000 options all of which vest over a four year period from the date of grant. Mr. Lesovitz resigned effective August 14, 2024.

(4)	Shmuel Gov became the Company’s Chief Operating Officer, on April 1. 2022. Holdings include exercisable options to purchase common stock.
(5)
Dr. Gieger is a managing partner at Accelmed. The business address of Accelmed Partners L.P. (“Accelmed Partners”) is 848 Brickell Avenue, 9th Floor, Miami, FL 33131. Accelmed Partners GP (“Accelmed GP”), the General Partner of Accelmed Partners, and Uri Geiger, the Managing Director of Accelmed Management Ltd., which is the management company of Accelmed Partners, each have voting and investment control of the securities held by Accelmed. Dr. Geiger is the Co-Founder and Managing Partner of Accelmed Partners. Each of Accelmed Partners and Uri Geiger disclaim beneficial ownership over the securities owned by Accelmed Partners except to the extent of their respective pecuniary interest therein. Accelmed Partners holds 12,112,627 shares of common stock. Dr. Geiger disclaims beneficial ownership of the 12,112,627 shares owned by Accelmed Partners.

(6)
The business address of Nantahala Capital Management, LLC (“Nantahala”) is 130 Main Street, 2nd Floor, New Canaan, CT 06840. Nantahala may be deemed to be the beneficial owner of 4,393,685 shares of common stock held by funds and separately managed accounts under its control, and as the managing members of Nantahala, each of Wilmot B. Harkey and Daniel Mack may be deemed to be a beneficial owner of those shares. The foregoing has been derived from a Schedule 13G/A filed by Nantahala on February 14, 2023.

(7)
The business address of 22NW Fund, LP (“22NW Fund”) is 1455 NW Leary Way, Suite 400, Seattle, WA 98107. 22NW, LP (“22NW”) serves as the investment manager of 22NW Fund. 22NW Fund GP, LLC (“22NW GP”) serves as the general partner of 22NW. Aron R. English is the portfolio manager of 22NW, manager of 22NW GP and president and sole shareholder of 22NW GP, Inc. By virtue of these relationships, 22NW, 22NW GP, 22NW GP, Inc. and Mr. English may be deemed to beneficially own these shares. The foregoing has been derived from a Schedule 13G/A filed by 22NW Fund on February 13, 2023.

(8)	Includes 290,930 vested common stock options.
(9)	20,000 unvested common stock options.
(10)	Includes vested restricted stock units and common stock options.

CORPORATE GOVERNANCE
Independence of the Board of Directors
As required under the listing standards of the NASDAQ Stock Market (“NASDAQ”), a majority of the members of a listed company's Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. Our Board of Directors consults with our counsel to ensure that the Board of Director's determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as are in effect from time to time.
Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and us, its senior management and its independent registered public accounting firm, the Board of Directors has affirmatively determined that the majority of our directors and director nominees are independent directors within the meaning of the applicable NASDAQ listing standards. Wayne Cafran, Shmuel Rubinstein and Iriti Yaniv are each independent under the applicable listing standards of NASDAQ.
Board Leadership Structure
Our Board of Directors administers its risk oversight function as a whole by making risk oversight a matter of collective consideration. While management is responsible for identifying risks, our Board of Directors has charged the Audit Committee of the Board of Directors with evaluating financial and accounting risk, the Compensation/Nominating and Governance Committee of the Board of Directors with evaluating risks associated with employees and compensation. Investor-related risks are usually addressed by the Board as a whole.
The Board of Directors met in person or by unanimous consent 12 times during the last fiscal year. During the last fiscal year, the Audit Committee met in person or by unanimous consent 7 times, and the Compensation/Nominating and Governance Committee met in person or by unanimous consent 4 times. All directors attended at least 75% of the aggregate meetings of the Board of Directors and the committees on which they served that were held during the period in which they were a director and a committee member.
Information Regarding the Board of Directors and its Committees
Our Board of Directors has an Audit Committee and a Compensation/Nominating and Governance Committee. The following table provides membership information for each of these committees:

Name	Audit	Compensation/ Nominating and Corporate Governance
Dr. Uri Gieger, Chairman
Dr. Dolev Rafaeli
Wayne Cafran	X*	X
Samuel Rubinstein	X	X*
Dr. Irit Yaniv	X	X

*	Committee Chair
Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage independent advisors, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to us.
Audit Committee
The current members of our Audit Committee are Wayne Cafran (Chair), Samuel Rubinstein, and Irit Yaniv, each of whom we believe satisfies the independence requirements of NASDAQ and the SEC. Mr. Cafran chairs this committee and has been designated as the “Audit Committee financial expert” under Item 407(d)(5) of Regulation S-K. The Board of Directors determined that each member of the Audit Committee satisfies the independence and other composition requirements of the SEC and NASDAQ. Our Board of Directors has determined that each member of the Audit Committee has the requisite accounting or related financial expertise required by applicable NASDAQ rules. Our Audit Committee assists our Board of Directors in its oversight of:
•	appointing, evaluating and determining the compensation of our independent auditors;
•	reviewing and approving the scope of the annual audit, the audit fee and the financial statements;
•	reviewing disclosure controls and procedures, internal control over financial reporting, any internal audit function and corporate policies with respect to financial information;
•	reviewing other risks that may have a significant impact on our financial statements;
•	preparing the Audit Committee report for inclusion in the annual proxy statement;
•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting and auditing matters;
•	approving all related person transactions, as defined by applicable SEC Rules, to which we are a party; and
•	evaluating annually the Audit Committee charter.
The Audit Committee works closely with management as well as our independent auditors. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from us for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.
The charter of our Audit Committee is available in the Corporate Governance section of the Investor Relations section of our website at www.strataskinsciences.com.
Compensation and Nominating/Governance Committee
The current members of our Compensation and Nominating/Governance Committee are Samuel Rubinstein (Chair), Irit Yaniv, and Wayne Cafran each of whom we believe satisfies the independence requirements of NASDAQ. Mr. Rubinstein chairs this committee. The purpose of our Compensation/Nominating and Governance Committee is to assist in the responsibilities of the Board of Directors relating to compensation of our executive officers. In addition to its role in compensation matters, the purpose of our Compensation and Nominating/Governance Committee is to review all Board of Director-recommended and stockholder-recommended nominees, determine each nominee's qualifications and to make a recommendation to the full Board of Directors as to which persons should be the Board of Directors' nominees. Specific responsibilities of the committee include:
•	reviewing and approving objectives relevant to executive officer compensation;
•
evaluating performance and recommending to the Board of Directors the compensation, including any incentive compensation, of the Chief Executive Officer and other executive officers in accordance with such objectives;

•	reviewing employment agreements for executive officers;
•	recommending to the Board of Directors the compensation for our directors;
•	administering our equity compensation plans and other employee benefit plans;
•	evaluating human resources and compensation strategies, as needed;
•	identifying and recommending to the Board of Directors individuals qualified to become members of the Board of Directors;
•	recommending to the Board of Directors the director nominees for the next annual meeting of stockholders;
•	recommending to the Board of Directors director committee assignments;
•	reviewing and evaluating succession planning for the Chief Executive Officer and other executive officers;
•	monitoring the independence of the directors;
•	developing and overseeing the corporate governance principles applicable to members of the Board of Directors, officers and employees;

•	reviewing and approving director compensation and administering the Non-Employee Director Plan;
•	overseeing the Company’s cybersecurity programs;
•	monitoring the continuing education for our directors; and
•	evaluating annually the Compensation and Nominating/Governance Committee charter.
The Compensation/Nominating and Governance Committee reviews executive compensation from time to time and reports to the Board of Directors, which makes all final decisions with respect to executive compensation. The Compensation/Nominating and Governance Committee adheres to several guidelines in carrying out its responsibilities, including performance by the employees, our performance, enhancement of stockholder value, growth of new businesses and new markets and competitive levels of fixed and variable compensation.
The Compensation/Nominating and Governance Committee considers potential candidates recommended by its members, management and others, including stockholders. In considering candidates recommended by stockholders, the committee will apply the same criteria it applies in connection with candidates recommended by the Compensation/Nominating and Governance Committee. Stockholders may propose candidates to the Compensation/Nominating and Governance Committee by delivering a notice to the Compensation/Nominating and Governance Committee that contains the information required by the Bylaws. The Compensation/Nominating and Governance Committee did not pay any fee to any third party to search for, identify and/or evaluate the nominees for directors.
The Compensation/Nominating and Governance Committee does not maintain a formal diversity policy with respect to the identification or selection of directors for nomination to the Board of Directors. Diversity is just one of many factors the Compensation/Nominating and Governance Committee considers in the identification and selection of director nominees. The Company defines diversity broadly to include differences in race, gender, ethnicity, age, viewpoint, professional experience, educational background, skills and other personal attributes that can foster board heterogeneity in order to encourage and maintain board effectiveness.
The charter of our Compensation/Nominating and Governance Committee is available in the Corporate Governance section of the Investor Relations section of our website at www.strataskinsciences.com.
The Board of Directors' Role in Risk Oversight
Our Board of Directors administers its risk oversight function as a whole by making risk oversight a matter of collective consideration. While management is responsible for identifying risks, the Board of Directors has charged the Audit Committee of the Board of Directors with evaluating financial and accounting risk and the Compensation/Nominating and Governance Committee of the Board of Directors with evaluating risks associated with employees and compensation. Investor-related risks are usually addressed by the Board of Directors as a whole.
Stockholder Communications with the Board of Directors
The Board of Directors has established a process for stockholders to communicate with the Board of Directors or with individual directors. Stockholders who wish to communicate with the Board of Directors or with individual directors should direct written correspondence to Jay Sturm, General Counsel at jsturm@strataskin.com or to the following address (our principal executive offices): Board of Directors, c/o Corporate Secretary, 5 Walnut Grove Drive, Suite 140, Horsham, Pennsylvania 19044. Any such communication must contain:
•	a representation that the stockholder is a holder of record of our capital stock;
•	the name and address, as they appear on our books, of the stockholder sending such communication; and
•	the class and number of shares of our capital stock that are beneficially owned by such stockholder.
Mr. Sturm, as the Corporate Secretary, will forward such communications to the Board of Directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or to take appropriate legal action regarding such communication.

Code of Conduct
We have adopted the Code of Business Conduct and Ethics, the Domestic and Foreign Anti-Corruption Policy and the Whistleblowers’ Hotline Policy and Procedures for Reporting that applies to all officers, directors and employees. These documents are available in the Corporate Governance section of the Investor Relations section of our website at: www.strataskinsciences.com. If we make any substantive amendments to code or grant any waiver from a provision of the code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control over financial reporting and disclosure controls and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2023 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
The Audit Committee is responsible for reviewing, approving and managing the engagement of the Company's independent registered public accounting firm, including the scope, extent and procedures of the annual audit and compensation to be paid therefore, and all other matters the Audit Committee deems appropriate, including the Company's independent registered public accounting firm's accountability to the Board of Directors and the Audit Committee. The Audit Committee reviewed with the Company's independent registered public accounting firms, which are responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles, their respective judgment as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee by the Standards of the Public Company Accounting Oversight Board (“PCAOB”), including; PCAOB Auditing Standard No. 16, Communications With Audit Committees, the rules of the Securities and Exchange Commission (“SEC”) and other applicable regulations; and discussed and reviewed the results of the Company's independent registered public accounting firm's examination of the financial statements. In addition, the Audit Committee discussed with the Company's independent registered public accounting firms the independent registered public accounting firms’ independence from management and the Company, including the matters in the written disclosures, the letter regarding its independence by Rule 3526 of the PCAOB regarding the independent registered public accounting firms’ communications with the Audit Committee concerning independence. The Audit Committee also considered whether the provision of non-audit services was compatible with maintaining the independent registered public accounting firms’ independence.
The Audit Committee discussed with the Company's independent registered public accounting firms the overall scope and plans for its audits and received from them written disclosures and letter regarding their independence. The Audit Committee meets with the Company's independent registered public accounting firms, with and without management present, to discuss the results of its examinations, its evaluations of the Company's internal control over financial reporting and the overall quality of the Company's financial reporting. The Audit Committee held four meetings during the fiscal year ended December 31, 2023.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC. The Audit Committee has also retained Marcum LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024.
AUDIT COMMITTEE:
Wayne Cafran, Chair
Samuel Rubinstein
Dr. Irit Yaniv

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2023, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were met.

EXECUTIVE COMPENSATION
Executive Officers
During the year ended December 31, 2023, our named executive officers were:
•	Dolev Rafaeli, President and Chief Executive Officer (beginning October 30, 2023)
•	Robert Moccia, former President and Chief Executive Officer (through October 30, 2023)
•	Christopher Lesovitz, Chief Financial Officer (through August 14, 2024)
•	Shmuel Gov, Senior Vice President
The biographical information for our current executive officers are below:
Dr. Dolev Rafaeli (age 60) assumed the duties of President, Chief Executive Officer, and Vice-Chairman of the Board in October 2023. Dr. Rafaeli has over 30 years of experience in the healthcare, medical device, consumer and industrial services fields. He previously served as the President and CEO of Strata Skin Sciences from 2018 to 2021. He was a Member of the Board of Directors of the company that founded the XTRAC business (which was sold to Strata Skin Sciences in 2015), PhotoMedex Inc. (Nasdaq: PHMD), between 2011 and 2017. Under his management at PhotoMedex, he oversaw sales growth from $19 million to over $300 million, driven by increases in brand portfolio, distribution channels and M&A transactions, and the creation of the unique Direct-to-Consumer go-to-market strategies that drove that growth. He was President and CEO of Radiancy, a subsidiary of PhotoMedex, from 2006 to 2017. He also served as General Manager of Orbotech in China and Hong Kong, and held senior positions at Motorola. Dr. Rafaeli holds a Ph.D. in Business Administration from Century University, an MBA (with distinction) from Cornell University, a Masters Degree in Operations Management and a B.Sc. in Industrial Engineering and Management (both Summa Cum Laude) from the Technion Israel Institute of Technology.
Shmuel Gov (age 65) has served as the Company’s Chief Operating Officer since November 2023. Prior to that, Mr. Gov served as the Company’s Senior Vice President and General Manager in charge of operations at the Company’s manufacturing and R&D facility in Carlsbad, CA. He joined the Company in 2015 as Vice President and General Manager. He has over 25 years of experience in medical device manufacturing, logistics, and R&D. He holds degrees in electronics engineering and international business management.
Components of Executive Compensation during 2023
Mr. Lesovitz receives a base salary at the rate of Two Hundred and Eighty-Five Thousand Dollars ($250,000) per annum (the “Base Salary”), and is entitled to receive a bonus based upon the performance of the Company’s business during the relevant quarters of each fiscal year (“FY”) and other goals to be proposed by the CEO and approved by the Compensation Committee of the Board (the “Compensation Committee”).
Upon appointment to the CFO position Mr. Lesovitz was awarded 250,000 options under the Company’s 2016 Amended and Restated Omnibus Incentive Plan (the “Plan”) granted at the fair market value on the closing of the market on the date of his appointment, October 15, 2021. The Options vest in four equal installments on each of the following dates corresponding with the anniversary of the first business day after the date of his appointment: on October 18, 2022; October 18, 2023; October 18, 2024; and on October 18, 2025. The options were awarded under the terms of the Company’s Stock Option Agreement, whose terms together with those of the Plan shall govern.
In connection with the change regarding the departure of Robert Moccia and the appointment of Dr. Rafaeli as CEO, on October 26, 2023, Mr. Lesovitz and the Company entered into a retention agreement pursuant to which he was given a retention bonus of One Hundred and Forty Two Thousand Five Hundred dollars ($142,500). The bonus was paid half on signing with the other half due upon the filing of the Company’s Form 10-K for the year ended December 31, 2023.
Mr. Gov’s salary in 2023 was Two Hundred and Ninety Four thousand dollars ($294,000) which was increased in April 2024 to Three Hundred and Seven Thousand Eight Hundred dollars ($307,800). In May 2024, the Compensation Committee approved, and the Board ratified, a bonus to Mr. Gov of a total of $120,000 comprised of two equal payments for exemplary service unrelated to the Company’s regular bonus program. The bonus was payable as follows: the first payment of $60,000 is to be paid in the next regular payroll cycle after the May 16, 2024 Compensation Committee meeting; and the second payment of $60,000 is to be paid in the first payroll cycle after September 1. 2024..

SUMMARY COMPENSATION TABLE
The following table includes information for the years ended December 31, 2023, and 2022 concerning compensation for our named executive officers.

Name and Principal Position	Year	Salary	Non-Equity Incentive Plan Compensation ($)(1)	Options(2)	All Other Compensation(3)	Total
Robert Moccia* Former Director, President and Chief Executive Officer	2023	461,113	284,537	102,225**	201,338	1,049,213
	2022	510,731	299,677	144,920	27,200	982,528
Chris Lesovitz, Chief Financial Officer	2023	282,308	187,500	208,700	23,378	701,886
	2022	250,000	42,462	94,000	21,292	407,754
Shmuel Gov Chief Operating Officer	2023	303,819	135,240	219,530	25,200	683,789
	2022	290,016	154,910	65,800	25,594	536,320
Dolev Rafaeli President, Chief Executive Officer and Vice-Chairman of the Board***	2023	67,308	0	590,002	4,858	662,167

*	Mr. Moccia resigned effective October 30, 2023. All Other Compensation for Mr. Moccia includes $70,287 in severance payments.
**	Mr. Moccia’s options expired 90 days from his last day of employment.
***
Dr. Rafaeli joined the Company effective October 30, 2023. As an inducement material to Dr. Rafaeli entering into an employment agreement with the Company and commencing employment as its Vice-Chairman, Chief Executive Officer and President. Dr. Rafaeli received an equity-based award of a stock option to purchase 175,456 shares of the Company’s common stock, with a strike price of $5.30 per share, vesting over a three year period, with 14,546 options vesting on January 31, 2024 and 14,546 options vesting every three months thereafter, provided in general that Dr. Rafaeli remains in the Company’s employ through each applicable vesting date and subject to the terms and conditions of the applicable award agreement. The figure stated represents the vested portions of the grant.

(1)	Represents annual bonus amounts paid to the named individuals under the bonus plans in their respective employment agreements.
(2)
These amounts are equal to the aggregate grant-date fair value with respect to the awards made in the respective year, computed in accordance with FASB ASC Topic 718, before amortization and without giving effect to estimated forfeitures.

(3)
“All Other Compensation” includes a car allowance in 2022 and 2023 for Mr. Moccia of $15,000 and $12,500, respectively, for Mr. Lesovitz of $12,000 and $12,000, respectively, for Mr. Gov of $12,000 and $12,000, respectively, and for Dr. Rafaeli for 2023 of $2,500. In addition, a 401(k) match in 2022 and 2023 for Mr. Moccia of $12,200 and $13,200, respectively, for Mr. Lesovitz of $9,292 and $11,378, respectively, for Mr. Gov of $13,594 and $13,200, respectively, and for Dr. Rafaeli for 2023 of $2,358.

Overview of Executive Employment Agreements and Payments upon Termination or Change of Control
Employment Agreement with Dr. Dolev Rafaeli
On October 30, 2023, the Company appointed Dr. Dolev Rafaeli, Ph.D., (“Rafaeli”), as its Vice-Chairman of the Board, President and Chief Executive Officer. Pursuant to such appointment, the Company and Rafaeli entered into an employment agreement, dated as of October 30, 2023 (the “Rafaeli Employment Agreement”), which provides for, among other things: (i) a three-year term of employment, commencing on October 31, 2023 (the “Start Date”), which renews for successive one year additional terms unless a party gives the other party a notice of non-renewal at least 90 days prior to the end of the then applicable employment term; (ii) an annual base salary of $500,000 minus applicable withholdings and deductions; (iii) a bonus for the fiscal year ending December 31, 2023, equal to $375,000 times a ratio equal to (a) the number of days from the Start Date until December 31, 2023, divided by (b) 365; (iv) an incentive bonus opportunity for each fiscal year of the Company, during the term of the Rafaeli Agreement, beginning on January 1, 2024, equal to 75% of his base salary for such year; (iv) participation in long-term incentive plans and employee benefit plans, including health and 401(k) plans generally in effect for the Company’s employees; (v) 24 days of annual vacation, plus 10 established holiday days, per full calendar year of employment; and (vi) an automobile and maintenance allowance of $1,250 per month. In addition, on the Start Date, Rafaeli, was awarded an option to purchase 1,745,569 shares of common stock, which options will vest in twelve equal quarterly amounts over a period of three years from the Start Date (the “Option”). The Option is intended to constitute an employment inducement grant under Nasdaq Listing Rule 5635(c)(4).
The Company will also pay Rafaeli a lump sum cash bonus equal to two times his then base salary if, during the term of his employment, a “Change in Control” (as defined in the Company’s 2016 Omnibus Incentive Plan, as amended from time to time) occurs, with such bonus payable within 15 days after the consummation of such Change in Control. The Company also agreed to reimburse Rafaeli for premiums paid to receive health continuation coverage under his prior employers plans for the period from the Start Date through the date Rafaeli is eligible to participate in the Company’s medical, dental and visions plans.
The Rafaeli Employment Agreement provides Rafaeli with severance benefits in the event that his employment is terminated under certain circumstances, including by Rafaeli for “Good Reason” and by the Company “other than for Cause” (each as defined in the Rafaeli Employment Agreement). Upon the termination of Rafaeli’s employment, he will automatically resign as a member of the Company’s board of directors. Pursuant to the Rafaeli Employment Agreement, Rafaeli is subject to confidentiality, assignment of intellectual property, and restricted activities covenants, the latter of which continues for 18 months after his separation from employment.
Employment Agreement with Robert Moccia
On October 30, 2023, we and Robert Moccia (“Moccia”) entered into an employment separation agreement and release (the “Separation Agreement”), pursuant to which, among other things, as of October 30, 2023 (the “Termination Date”), Moccia resigned as the Company’s Chief Executive Officer and President and as a member of the Company’s board of directors. In connection with Moccia’s separation, upon the expiration of the revocation period related to the general release delivered by Moccia to the Company, the Company agreed to pay to Moccia nine-months of his Base Salary (as defined in his employment agreement, dated March 1, 2021 (the “Moccia Employment Agreement”)), less applicable legal deductions, such as tax withholdings, as separation pay by salary continuation consistent with the Company’s normal payroll procedures. The Company also agreed to pay to Moccia a lump sum amount equal to Moccia’s accrued but unused vacation days, less any applicable deduction such as tax withholdings. In addition, if Moccia timely and properly elects health continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company will reimburse Moccia for the monthly COBRA premium paid by Moccia for himself and his dependents. Moccia will be eligible to receive such reimbursement until the earliest of: (a) the eighteen-month anniversary following the Termination Date; (b) the date Moccia is no longer eligible to receive COBRA continuation coverage; and (c) the date on which Moccia receives substantially similar coverage from another employer or other source. Moccia will not receive any bonus for 2023 or any other period.
The parties to the Separation Agreement agreed that any options to purchase common stock of the Company previously granted to Moccia will continue to be subject to their existing terms. Specifically, as of the Termination Date (unless earlier exercised) Moccia and the Company agreed that Moccia has: (a) vested options, granted March 1, 2021, to purchase 1,632,590 shares of common stock with an exercise price of $1.73 but the ability to exercise such options will terminate on January 28, 2024, after which such options will expire; (b) vested options, granted March 30, 2022, to purchase up to 100,000 shares of common stock with an exercise price of $1.45 but the ability to exercise such options will terminate on January 28, 2024, after which such options will expire; (c) unvested options, granted April 3, 2023, to purchase up to 75,000 shares of common stock with an exercise price of $1.06, but these options will only be vested if certain conditions regarding a “change of control” as described in the Separation Agreement are satisfied on or prior to December 30, 2023. In the event such options vest, the ability to exercise such options will terminate on January 28, 2024, after which such options will expire. The incentive options granted April 3, 2023, to purchase up to 75,000 shares of common stock with an exercise price of $1.06 did not vest and will be forfeited as of the Termination Date.
Employment Agreement with Christopher Lesovitz
On October 4, 2021, the Company entered into an employment agreement with Christopher Lesovitz to become the Company’s Chief Financial Officer, (the “Employment Agreement”), which provides for, among other things, (i) an annual base salary of $250,000, (ii) an incentive bonus opportunity equal to at least 50% of his base salary for such year assuming the Company achieves 100% of both the Company’s target goals and Employee’s personal goals as shall be approved annually by the Compensation Committee, (iii) an initial option to purchase 250,000 shares of common stock, with a strike price as of the close of trading on October 16, 2021 which was $1.88, vesting ratably over a four year period and subject to acceleration under certain conditions, (iv) participation in any standard group benefit plans maintained generally for senior level employees of the Company, (v) four weeks of annual vacation per full calendar year of employment, and (vi) an automobile allowance of $1,000 per month.
The Employment Agreement provides Mr. Lesovitz with severance benefits in the event that his employment is terminated. In the event of, and only upon, the termination of the employment of Mr. Lesovitz under the Employment

Agreement (i)(A) upon a “Change of Control” (as defined in the Employment Agreement) unless the new controlling person or entity of the Company’s business and/or assets determines otherwise and (B)(1) if he has not been offered post-Change of Control employment by the Company or any successor entity, or (2) if he is offered post-Change of Control employment by the Company or any successor entity, the position offered to Mr. Lesovitz would result in a material reduction in Mr. Lesovitz’s duties, authority or responsibilities as in effect immediately prior to such Change of Control, or Mr. Lesovitz is offered post-Change of Control employment and accepting such employment requires that Mr. Lesovitz relocate to an office more than 75 miles from his primary residence or (ii) the Company terminates Mr. Lesovitz’ s employment other than for death, disability (as defined in the Employment Agreement), Cause (as defined in the Employment Agreement), or his voluntary termination, then the Company shall pay Mr. Lesovitz (I) an amount equal to his then current base salary for nine (9) months payable in equal installments, less applicable taxes and withholdings, pursuant to the Company's normal payroll procedures over nine (9) months, and (II) provided Mr. Lesovitz timely elects, and remains eligible for, continued group health plan benefits to the extent authorized by and consistent with COBRA, reimburse him, on a monthly basis upon presentation of proof of payment by Mr. Lesovitz, for COBRA premiums in an amount such that his net cost (after tax) for continued health insurance coverage is the same as his cost for such benefits as in effect on the date of termination and such reimbursement shall continue until the earlier of the date that is nine (9) months after the date of termination and the date Mr. Lesovitz becomes eligible for health benefits through another employer or otherwise becomes ineligible for COBRA. Pursuant to the Employment Agreement, Mr. Lesovitz is subject to confidentiality, assignment of intellectual property, and restricted activities covenants, the latter of which continues for 12 months after his separation from employment.
In connection with the departure of Robert Moccia and the appointment of Dr. Rafaeli as CEO, on October 26, 2023, Mr. Lesovitz and the Company entered into a retention agreement pursuant to which he was given a retention bonus of One Hundred and Forty Two Thousand Five Hundred dollars ($142,500). The bonus was paid half on signing with the other half paid upon the filing of the Company’s Form 10-K for the year ended December 31, 2023.
Change in Control Agreement with Shmuel Gov
As of August 2, 2021 the Company entered into a severance agreement with Mr. Gov, providing for certain benefits and payments in the event of a Change in Control, as defined in the agreement. Should the payment obligation be triggered, Mr. Gov would be entitled to severance in an amount equal to his then annual base compensation then in effect for nine (9) months payable in equal installments, less applicable taxes and withholdings, pursuant to the Company's normal payroll procedures over nine (9) months. A pro-rata payment from the Company’s annual bonus plan for the fiscal year in which his termination occurred, equal to the payment he would have received had he remained in the employment of the Company through the end of such fiscal year, multiplied by a fraction, the numerator of which is the number of full months elapsed from the start of such fiscal year to the date of your termination of employment, and the denominator of which is 12. For a period of nine (9) months following his termination, he will remain eligible to participate, on the same terms and conditions as apply from time to time to the Company’s senior management generally, in the health, vision and dental programs of the Company; provided, however, that such eligibility will cease at such time as he becomes eligible to participate in comparable programs of a subsequent employer.
Outstanding Equity Awards Value at Fiscal Year-End Table
The following table includes certain information with respect to the value of all unexercised options and unvested shares of restricted stock previously awarded to the executive officers named above at the fiscal year end, December 31, 2023.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unvested Options (#)	Option Exercise Price	Option Expiration Date
Dolev Rafaeli	10/30/2023	0	1,745,569	$ 0.53	10/30/2033

Christopher Lesovitz	10/18/2021	125,000	125,000	$ 1.88	10/18/2031
	3/30/2022	25,000	75,000	$ 1.45	3/30/2032
	4/4/2023	0	100,000	$ 1.06	4/4/2033
	11/22/2023	0	337,500	$ 0.50	11/22/2033

Shmuel Gov	6/7/2016	15,000		$ 3.75	6/7/2026
	6/4/2028	200,000		$ 1.93	6/4/2028
	11/22/2019	100,000		$ 2.46	11/22/2029
	11/13/2020	100,000		$ 1.46	11/13/2030
	3/30/2022	17,500	52,000	$ 1.45	3/30/2032
	4/3/2023	0	70,000	$ 1.06	4/3/2033
	11/22/2023	0	416,250	$ 0.50	11/22/2033

(1)	Options granted were under the 2016 Omnibus Incentive Plan, and are presented in pre-reverse split figures.

PAY VERSUS PERFORMANCE INFORMATION
In August 2022, the SEC adopted final rules to implement Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The following information about the relationship between executive compensation actually paid and certain financial performance of the Corporation is provided pursuant to Item 402(v) of SEC Regulation S-K.

Year	Summary Compensation Table Total for Principal Executive Officer 1 (“PEO 1”)(1)	Compensation Actually Paid to PEO 1(3)	Summary Compensation Table Total for Principal Executive Officer 2 (“PEO 2”)(2)	Compensation Actually Paid to PEO 2(4)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (“NEOs”)(5)	Average Compensation Actually Paid to Non-PEO NEOs(6)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (“TSR”)(7)	Net Income (Loss) (thousands)(8)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$1,049,213	$840,471	$662,618	$1,032,224	$692,837	$565,351	$37.00	($10,830)
2022	$982,528	($193,553)	—	—	$642,201	$155,577	$53.00	($5,486)
2021	$2,207,071	$2,822,557	—	—	$367,637	$574,437	$98.00	($2,672)

(1)
The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Robert Moccia (President and Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Mr. Moccia resigned effective October 30, 2023. Refer to Executive Compensation Summary Compensation Table above on page 13.

(2)
The dollar amounts reported in column (d) are the amounts of total compensation reported for Dr. Dolev Rafaeli (President and Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Dr. Rafaeli joined the Company effective October 30, 2023. Refer to Executive Compensation Summary Compensation Table above on page 13.

(3)
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Moccia, as computed in accordance with Item 402(v) of SEC Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Moccia during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Moccia’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO 1 ($)	Reported Value of Equity Awards(a) ($)	Equity Award Adjustments(b) ($)	Compensation Actually Paid to PEO 1 ($)
2023	$1,049,213	$102,225	($106,517)	$840,471
2022	$982,528	$144,920	($1,031,161)	($193,553)
2021	$2,207,071	$1,784,421	$2,399,907	$2,822,557

(4)
The dollar amounts reported in column (e) represent the amount of “compensation actually paid” to Dr. Rafaeli, as computed in accordance with Item 402(v) of SEC Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Dr. Rafaeli during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Dr. Rafaeli’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO 2 ($)	Reported Value of Equity Awards(a) ($)	Equity Award Adjustments(b) ($)	Compensation Actually Paid to PEO 2 ($)
2023	$662,168	$590,002	$960,058	$1,032,224
2022	—	—	—	—
2021	—	—	—	—

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” columns in the Summary Compensation Table for the applicable year.
(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) an amount equal to the change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, an amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments for Mr. Moccia are as follows:

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)(c)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2023	—	—	—	($4,292)	($102,225)	—	($106,517)
2022	$79,000	($462,567)	—	($647,595)	—	—	($1,031,161)
2021	$2,399,907	—	—	—	—	—	$2,399,907

(c)	Refer to the note in the Summary Compensation Table above regarding the expiration of certain option grants.
The amounts deducted or added in calculating the equity award adjustments for Dr. Rafaeli are as follows:

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2023	$960,058	—	—	—	—	—	$960,058
2022	—	—	—	—	—	—	—
2021	—	—	—	—	—	—	—

(5)
The dollar amounts reported in column (f) represent the average of the amounts reported for our company’s named executive officers as a group (excluding Mr. Moccia and Dr. Rafaeli) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the named executive officers (excluding Mr. Moccia and Dr. Rafaeli) included for purposes of calculating the average amounts in each applicable year are as follows: for 2023, 2022 and 2021, Mr. Chris Lesovitz and Mr. Shmuel Gov.

(6)
The dollar amounts reported in column (g) represent the average amount of “compensation actually paid” to the named executive officers as a group (excluding Mr. Moccia and Dr. Rafaeli), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the named executive officers as a group (excluding Mr. Moccia and Dr. Rafaeli) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the named executive officers as a group (excluding Mr. Moccia and Dr. Rafaeli) for each year to determine the compensation actually paid, using the same methodology described in Note 3 above:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Reported Value of Equity Awards ($)	Average Equity Award Adjustments(d) ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	$692,837	$214,115	$86,628	$565,351
2022	$642,201	$101,573	($385,050)	$155,577
2021	$367,637	$148,250	$355,050	$574,437

(d)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2023	$162,440	($60,600)	—	($15,212)	—	—	$86,628
2022	$67,150	($65,167)	—	($387,033)	—	—	($385,050)
2021	$367,500	($3,000)	—	($9,450)	—	—	$355,050

(7)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of cash dividends for the measurement period, assuming dividend reinvestment, and the difference between the Corporation’s share price at the end and the beginning of the measurement period by the share price at the beginning of the measurement period.

(8)	The dollar amounts reported represent the amount of net income (loss) reflected in our consolidated audited financial statements for the applicable year.
Analysis of the Information Presented in the Pay Versus Performance Table
In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance Table.
Compensation Actually Paid and Net Income (Loss)
The following chart presents the amount of compensation actually paid to Mr. Moccia (PEO 1) and Dr. Rafaeli (PEO 2), the average compensation actually paid to our Named Executives as a group (excluding Messrs. Moccia and Rafaeli) and the company's net income over the years presented in the Pay Versus Performance tables above.

Relationship Between Compensation Actually Paid and Company Net Income
$3,000,000
$2,750,000
$2,500,000
$2,250,000
$2,000,000
$1,750,000
$1,500,000
$1,250,000
$1,000,000
$750,000
$500,000
$250,000
$-
$(250,000)
$(500,000)
Compensation Actually Paid
$-
$(2.0)
$(4.0)
$(6.0)
$(8.0)
$(10.0)
$(12.0)
Net Income (in millions)
FY2021
FY2022
FY2023
CEO Comp. Actually Paid (PEO 1)
Non-CEO NEOs Comp. Actually Paid
CEO Comp. Actually Paid (PEO 2)
Net Income $(2.7) $(5.5) $(10.8)

Note: Mr. Moccia was CEO through October 30th, 2023. Dr. Rafaeli was CEO from October 30th, 2023, through year end.

Compensation Actually Paid and Cumulative TSR
The following chart presents the amount of compensation actually paid to Mr. Moccia (PEO 1) and Dr. Rafaeli (PEO 2), the average compensation actually paid to our Named Executives as a group (excluding Mr. Moccia and Dr. Rafaeli) and the company's TSR over the years presented in the Pay Versus Performance tables above.

Relationship Between Compensation Actually Paid and Company TSR
Compensation Actually Paid
$3,000,000
$2,750,000
$2,500,000
$2,250,000
$2,000,000
$1,750,000
$1,500,000
$1,250,000
$1,000,000
$750,000
$500,000
$250,000
$-
$(250,000)
$(500,000)
Total Shareholder Return (TSR)
$120
$100
$80
$60
$40
$20
$-
FY2020
FY2021
FY2022
FY2023
CEO Comp. Actually Paid (PEO 1)
Non-CEO NEOs Comp. Actually Paid
CEO Comp. Actually Paid (PEO 2)
Value of $100 Investment

Note: Mr. Moccia was CEO through October 30th, 2023. Dr. Rafaeli was CEO from October 30th, 2023, through year end.
All information provided above under the “Pay Versus Performance Information” heading will not be deemed to be incorporated by reference in any filing of our company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

DIRECTOR COMPENSATION
During 2023, non-management directors received the following compensation as applicable to each particular director.
1.	$70,000 base compensation.
2.	$150,000 base compensation for the Chairman of the Board.
3.	$10,000 for the Chairman of the Compensation, Nominating Committee.
4.	$20,000 for the Chairman of the Audit Committee.
5.	$5,000 for membership on each committee (not to be paid to the Chair of the committees).
6.	New independent Board members shall receive a one-time grant of 20,000 stock options.
Except for Dr. Geiger, whose company rules prevent accepting equity and for Mr. Humphries, base compensation is to be paid generally up to no more than 50% in cash; that non-cash payments will be in the form of restricted stock units paid quarterly and vesting quarterly. Payment will be made for each quarter in arrears. During the course of the 2023 fiscal year, the Board changed the compensation plan eliminating the grant of restricted stock units, and in lieu thereof, to issue the equivalent value in stock options.
The table below sets forth our non-employee directors’ compensation for the year ended December 31, 2023.
DIRECTOR COMPENSATION TABLE

	DIRECTOR COMPENSATION TABLE
Name*	Fees Earned ($)	Stock Awards ($)(3)	All Other Compensation ($)	Total ($)
William Humphries	$90,000	$37,500	—	$127,500
Uri Geiger(1)	$80,000		—	$80,000
Samuel Rubinstein	$45,000	$42,200	—	$87,200
Nachum Shamir	$33,333	$40,000	—	$73,333
Patricia Walker	$31,250	$37,500	—	$68,750
Douglas Strang	$45,833	$35,000	—	$80,833
Wayne Cafran(2)	$7,083	$7,200	__	$14,283
Irit Yaniv(2)	$6,667	$7,200	__	$13,867

(1)	Fees paid on behalf of Dr. Geiger were paid to Accelmed as a result of the fact that Accelmed’s partnership agreement precludes the receipt of any equity.
(2)	Joined the Board in October 2023.
(3)
Stock awards are comprised of restricted stock units and options issued pursuant to the director compensation plan as discussed above. The option grants are equal to the aggregate grant-date fair value with respect to the awards made in the respective year, computed in accordance with FASB ASC Topic 718, before amortization and without giving effect to estimated forfeitures.

*	Messrs. Humphries, Strang, Shamir, and Dr. Walker chose not to stand for re-election at the Company’s 2023 annual meeting of shareholders.
Limitation on Directors' Liabilities; Indemnification of Officers and Directors
Our Fifth Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) and bylaws designate the relative duties and responsibilities of our officers, establish procedures for actions by directors and stockholders and other items. Our Certificate of Incorporation and bylaws also contain extensive indemnification provisions, which will permit us to indemnify our officers and directors to the maximum extent provided by Delaware law. Pursuant to our Certificate of Incorporation and under Delaware law, our directors are not liable to us or our stockholders for monetary damages for breach of fiduciary duty, except for (i) any breach of the director's duty of loyalty; (ii) acts for omissions not in good faith or which involve intentional misconduct or a knowing violation of law; breach of duty with respect to dividends and other distributions; or (iv) any transaction from which the director derived an improper personal benefit.
Directors' and Officers' Liability Insurance
We have obtained directors' and officers' liability insurance. We are required under our indemnification agreements to maintain such insurance for us and members of our Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Party Transactions
On March 30, 2018, the Company entered into a stock purchase agreement (the “Accelmed Purchase Agreement”) with Accelmed Partners, pursuant to which Accelmed agreed to invest $13.0 million to purchase, upon closing, 12,037,037 shares of the Company's common stock at a price per share of $1.08. The Company may incur additional expenses, or Accelmed may receive additional shares in the event of certain contingencies. Upon closing under the Accelmed Purchase Agreement, Accelmed was the largest shareholder of the Company.
The Accelmed Purchase Agreement also requires that the Company indemnify Accelmed for certain items as defined in the Accelmed Purchase Agreement, which may result in the issuance of additional shares of the Company's common stock to the Investors in the event the Company incurs additional cash obligations above the thresholds contained in the Accelmed purchase Agreement, including excess amounts from sales taxes, broker fees, insurance coverage and legal fees (the “Retained Risk Provisions”). Pursuant to the Retained Risk provisions, Accelmed received an additional 75,590 shares.
Review, Approval or Ratification of Transactions with Related Persons
In accordance with its charter, the Audit Committee is responsible for reviewing all “related party transactions” (defined as such transactions required to be disclosed pursuant to Item 404 of Regulation S-K) on an on-going basis. All such related party transactions must be approved by the Audit Committee.

Proposal No. 1
ELECTION OF DIRECTORS
There are five (5) nominees for the five (5) director positions presently authorized by our Board of Directors and our Bylaws. The names of the persons who are nominees for director and their positions and offices with us are set forth in the table below. Each director to be elected will hold office until the 2025 Annual Meeting of Stockholders and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal. Although there is no formal policy, we encourage our directors to attend our annual meetings, and each director, then in office, was in attendance at the 2023 annual meeting.
Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five (5) nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee as the Board of Directors may propose. Each of the nominees listed below has been nominated for and has agreed to stand for election and we have no reason to believe that any nominee will be unable to serve. Mr. Cafran advised the Board of Directors that he did not seek to be renominated.
The following is a brief biography of each nominee for director:

Name	Position	Age
Dr. Uri Geiger	Chairman of the Board	56
Dr. Dolev Rafaeli	President, Chief Executive Officer and Vice Chairman of the Board	60
Christina Allgeier	Director	52
Shmuel (Samuel) Rubinstein	Director	85
Dr. Irit Yaniv	Director	59

Dr. Uri Geiger has served as our Chairman of the Board since 2018. He has served as Managing Partner of Accelmed, a private equity investment firm he co-founded in 2009 focused on medical device companies. Prior to founding Accelmed, Dr. Geiger served as the CEO of Exalenz Bioscience Ltd., a medical technology company, from May 2006 until December 2008. Prior to that, Dr. Geiger co-founded and was the CEO of GalayOr Networks, a developer of optical components from 2001 until 2003. Dr. Geiger was also the founding partner of Dragon Variation Fund in 2000, one of Israel's first hedge funds, which was sold to Migdal in 2007. Dr. Geiger worked on Wall Street during the 1990s, where he gained a broad understanding of and significant experience in capital markets. Dr. Geiger was formerly an adjunct professor at Tel Aviv University's Recanati School of Business where he lectured on private equity and venture capital and authored the books “Startup Companies and Venture Capital” and “From Concept to Wall Street.” He earned his doctorate from New York’s Columbia University Center for Law & Economics, where he majored in global equity markets. Dr. Geiger brings extensive entrepreneurial, management and investment know-how having created and built many successful medical device enterprises. Dr. Geiger served as Chairman and Board member of over 30 medical device companies including a number of NASDAQ listed companies. Dr. Geiger served as the Chairman of the Board of Directors of Cogentix Medical from November 2016 until its sale in April 2018 and he is currently on the board of a number of public and private medical device companies. Dr. Geiger has served on the board of directors of NeuroPace, Inc., a publicly traded medical device company focused on epilepsy, since January 2023 and Minerva Surgical, Inc., a publicly traded medical device company focused on uterine healthcare, since February 2023. We believe Dr. Geiger’s qualifications to serve on our Board of Directors includes his extensive entrepreneurial, management and investment know-how having created and built many successful medical device enterprises.
Christina Allgeier is a finance consultant with Danforth Advisors and has over 24 years of experience in the life sciences and medical device industries. Ms. Allgeier previously served as the Company’s Chief Financial Officer and Treasurer from November 2015 through December 31, 2017 and remained a consultant to the Company through March 31, 2018. Ms. Allgeier joined the Company when the Company acquired the XTRAC business from PhotoMedex, where she had been the Chief Accounting Officer. Ms. Allgeier is a Certified Public Accountant in Pennsylvania and holds a BS degree in accounting from Penn State University. We believe Ms. Allgeier’s qualifications to serve on our Board of Directors include her extensive experience in the medical device industry, specifically the XTRAC, and her significant SEC experience.

Shmuel (Samuel) Rubinstein has served as a member of the Board since May 2018. Mr. Rubinstein has many years of experience in the pharmaceutical and medical device fields, include having served for over 20 years as the Chief Executive Officer and General Manager of Taro Pharmaceuticals Industries, overseeing its successful acquisition by SUN Pharma. In 2003, Mr. Rubinstein received the Exceptional Industrialist award. During these years he also finished an International Marketing Course at the Wharton School of the University of Pennsylvania. Mr. Rubinstein serves as a board member on the boards of Mediwound Ltd., Medison Biotech, Trima Pharma (where he serves as chairman), and KSDG. He previously served on the boards of Exalenz (acquired by VIVO), Kamada (KMDA), and Clal Biotechnology Industries (CBI), and is a consultant to Sol-Gel Pharma. Mr. Rubinstein is also a director at the Medical Research Fund near The Tel Aviv Sourasky Medical Center and The National Authority for Yiddish Culture. We believe Mr. Rubinstein's qualifications to serve on the Board of Directors include his wealth of knowledge and industry expertise in finance, investment banking, mergers and acquisitions, equity research and investment management experience in the dermatology industry.
Dr. Irit Yaniv has been a member of our Board since 2023. She has more than 25 years of experience in the venture capital, pharmaceutical and MedTech industries. As a senior manager, skilled physician, and experienced board member, she possesses a highly developed combination of leadership, decision making and business skills. Dr. Yaniv has served as partner at Accelmed Ventures since 2012. During this time she led Eximo from pre-clinical development through acquisition. Dr. Irit Yaniv previously served as Executive Director and Chairperson of Accelmed's Innovation Hub portfolio companies, a global group of funds investing and acquiring control in HealthTech companies focused on Buyout and Non-Control transactions in commercial stage companies. Dr. Yaniv holds an MD degree from the Ben-Gurion University and an MBA from the Recanati Business School at Tel Aviv University. We believe Dr. Yaniv’s qualifications to serve on our Board of Directors includes her extensive healthcare and medical device industry experience.

Board Diversity Matrix as of August 31, 2024
Board Size
Total Number of Directors	5
Gender	Male	Female	Non-Binary	Gender Undisclosed
Number of directors based on gender identity	4	1
Number of directors who identify in any of the categories below
African American or black
Alaskan Native or American Indian
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White
Two or More Races or Ethnicities
LGBTQ
Undisclosed

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE
NOMINEES IN PROPOSAL NO. 1.

Proposal No. 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has selected Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 and has further directed that the Board of Directors submit the selection of Marcum LLP as our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.
Stockholder ratification of the selection of Marcum LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board of Directors, on behalf of the Audit Committee, is submitting the selection of Marcum LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2.

Accountant Fees
The following table shows the fees paid or accrued by us for the audit and other services provided by Marcum LLP for the years ended December 31, 2022 and 2023:

	2022	2023
Audit Fees(1)	$437,048	$379,555
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total	$437,048	$379,555

(1)
Consists of fees billed for the audit of our annual financial statements, review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by the auditors in connection with statutory and regulatory filings or engagements.

(2)	Consists of assurance and related services that are reasonably related to the performance of the audit and reviews of our financial statements and are not included in “audit fees” in this table.
(3)	Consists of all tax related services.
(4)	There were no other fees billed by Marcum LLP for the years ended December 31, 2022 and 2023.
Pre-Approval of Audit and Non-Audit Services
Consistent with the SEC's rules, the Audit Committee charter requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by the independent auditors to us or any of our subsidiaries. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee and if it does, the decisions of that member must be presented to the full Audit Committee at its next scheduled meeting.
The Audit Committee's pre-approval policy provides as follows:
•
First, once a year when the base audit engagement is reviewed and approved, management will identify all other services (including fee ranges) for which management knows it will engage Marcum LLP for the next 12 months. Those services typically include quarterly reviews, specified tax matters, certifications to the lenders as required by financing documents, consultation on new accounting and disclosure standards and, in future years, reporting on management's internal controls assessment.

•	Second, if any new “unlisted” proposed engagement arises during the year, the engagement will require approval of the Audit Committee.
All fees to our independent accounting firm were approved by the Audit Committee.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.” If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report in the future you may notify your broker or direct your written request to: STRATA Skin Sciences, Inc., 5 Walnut Grove Drive, Suite 140, Horsham, Pennsylvania 19044, Attention: Secretary. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By	Order of the Board of Directors
/s/ Dolev Rafaeli
Dr. Dolev Rafaeli
President and Chief Executive Officer

September 26, 2024
A copy of our Annual Report on Form 10-K for the year ended December 31, 2023 is available without charge upon written request to: STRATA Skin Sciences, Inc., 5 Walnut Grove Drive, Suite 140, Horsham, Pennsylvania 19044, Attention: Secretary.

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V57524-P18230

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

STRATA SKIN SCIENCES, INC.

The Board of Directors recommends you vote FOR Proposals 1, 2 and 3.

Nominees:	For	Withhold
1a. Christina Allgier	☐	☐
1b. Uri Geiger	☐	☐
1c. Dolev Rafaeli	☐	☐
1d. Samuel (Shmuel) Rubinstein	☐	☐
1e. Irit Yaniv	☐	☐

	For	Against	Abstain
2. Ratify the appointment by the Audit Committee of the Board of Directors of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.	☐	☐	☐
3. To approve such other business as may properly come before the meeting or any adjournment thereof.	☐	☐	☐

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

V57525-P18230

STRATA SKIN SCIENCES, INC.
Annual Meeting of Stockholders
Tuesday, October 29, 2024 at 9:00 A.M.
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) each of John Gillings and Jay Sturm, or either of them, as attorney-in-fact proxy, each with the full power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of STRATA SKIN SCIENCES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., local time on Tuesday, October 29, 2024, at the Company's offices, 5 Walnut Grove Drive, Suite 140, Horsham, Pennsylvania 19044 and any adjournment or postponement thereof.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE